UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2024 (May 1, 2024)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 26, 2024, the Board of Directors (the “Board”) of Greenbacker Renewable Energy Company LLC (the “Company”) approved the reduction to $0 of the daily distribution rates (the “Distribution Rates”) for each of the Class A, C, I, P-A, P-I, P-D, P-T and P-S shares of limited liability company interests of the Company (the “Shares”) for the period from May 1, 2024 to December 31, 2024, or until such time as the Board affirmatively authorizes a change to these Distribution Rates. As a result of the reduction, the last distribution payment in respect of the Shares will be on May 1, 2024, until such time, if any, as the Board affirmatively authorizes a change to the Distribution Rates. However, the Company can make no assurances as to whether this will happen, or the timing or terms of any change.

A copy of the letter sent to shareholders regarding the Company’s reduction of the Distributions Rates is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter to Shareholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024	Greenbacker Renewable Energy Company LLC

	By:	/s/Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director